EXHIBIT 99.1

Arbutus Announces Year-End 2016 Financial Results

3 HBV Product Candidates in the Clinic in 1Q17
Cash Runway into Late 2018
Company to Host a Corporate Update Conference Call Today at 2:00 PM ET

VANCOUVER, British Columbia and DOYLESTOWN, Pa., March 21, 2017 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced its 2016 financial results and provided a corporate update.

“Arbutus made significant progress in 2016, including demonstrating significant HBsAg reduction in the Phase II trial of ARB-1467,” said Dr. Mark J. Murray, Arbutus’ President and CEO. “We are excited to build on this progress in 2017 with three HBV product candidates in clinical development by the end of 1Q17, continued productivity from our research effort, and additional studies to explore the full potential of ARB-1467 and combining RNAi agents with standard of care in HBV patients.”

Recent Highlights and Developments

  ARB-1467 Phase II Cohort 3 in HBeAg+ patients completed dosing in 4Q16, with all patients receiving all three monthly doses of ARB-1467. Data will be presented at EASL.
  ARB-1467 Phase II Cohort 4, evaluating bi-weekly dosing, began dosing in 1Q17. Data will be available in 2H17.
  ARB-1740 Phase II MAD study began dosing HBV patients in 1Q17. Data will be available in 2H17.
  Licensing transaction completed with Alexion Pharmaceuticals, Inc. to access Arbutus' lipid nanoparticle (LNP) delivery technology for use in a single mRNA product candidate. Arbutus will receive upfront and potential milestone payments of over $80 million plus royalties.
  Pre-trial injunction granted against Acuitas, preventing Acuitas from sublicensing Arbutus’ LNP technology.

Upcoming Milestones

  1Q17: Initiate AB-423 (HBV capsid assembly inhibitor) healthy volunteer clinical study
  1H17: Presentation of full data from ARB-1467 Phase II cohorts 1-3
  Mid-2017: Phase III results expected for Alnylam’s Patisiran (Arbutus to receive royalties on sales)
  2H17: ARB-1467 Phase II Cohort 4 clinical study results
  2H17: ARB-1740 multi-dosing patient study results

Financial Results

Cash, Cash Equivalents and Investments

As at December 31, 2016, Arbutus had cash, cash equivalents and restricted investments of $143.2 million, as compared to cash, cash equivalents and short and long-term investments of $191.4 million at December 31, 2015.

On December 27, 2016, the Company secured a $12.0 million loan in support of the build out of newly leased laboratory and office space in Warminster, Pennsylvania.  This amount is included in the Company’s cash position.

Net loss

For the year ended December 31, 2016, net loss was $384.1 million ($7.24 per common share) as compared to a net loss of $61.1 million ($1.34 per common share) for 2015. The increase in net loss was primarily due to a $286.3 million impairment of intangible assets and goodwill, net of deferred taxes.

Non-GAAP Net Loss

The non-GAAP net loss for 2016 was $65.8 million ($1.24 loss per common share) as compared to a non-GAAP net loss of $21.6 million ($0.48 loss per common share) for 2015. The non-GAAP net loss has been adjusted to exclude:

  a non-cash compensation expense of $32.0 million included in expenses in connection to certain share repurchase provisions related to the merger with Arbutus Inc., described below;
  a non-cash net impairment charge related to intangible assets of $148.2 million ($253.2 million less deferred taxes of $105.0 million), described below; and, a non-cash impairment charge related to goodwill of $138.1 million, described below.

Revenue

Revenue was $1.5 million for 2016 as compared to $24.9 million in 2015.

The revenue generating collaborations with Monsanto and the U.S. Department of Defense were effectively terminated towards the end of 2015. The Dicerna license and collaboration was terminated in November 2016.

At the current time Arbutus does not have any significant revenue generating collaborations but does have ongoing license agreements with Alnylam and Spectrum.

Research, Development, Collaborations and Contracts Expenses

Research, development, collaborations and contracts expenses were $61.3 million in 2016 as compared to $51.5 million in 2015.

R&D expenses increased during 2016 as compared to 2015 as Arbutus increased its spending on the Company’s HBV programs to continue to advance them through the clinic in 2016 when the Company initiated Phase 2 clinical trials for ARB-1467 and prepared to advance AB-423 and ARB-1740 into the clinic. Arbutus also continues to incur incremental costs related to an increase in activities for research and preclinical HBV programs, focusing on advancing the development of candidates to support future clinical combination studies.

R&D compensation expense increased in 2016 as compared to 2015 due to an increase in the number of employees in support of the Company’s expanded portfolio of product candidates. In addition, in the year ended December 31, 2016, the Company incurred a total of $32.0 million of non-cash compensation expense related to the expiry of repurchase rights on shares issued as part of the consideration paid for the merger with Arbutus Inc. of which $6.0 million has been included as part of research, development, collaborations and contracts expense, and $26.0 million included as part of general and administrative expense.

General and Administrative

General and administrative expenses were $39.4 million in 2016 as compared to $26.4 million in 2015.

General and administrative expenses increased in 2016 compared to 2015 due largely to a non-cash compensation expense of $26.0 million incurred in 2016 related to the expiry of repurchase rights on shares issued as part of consideration paid for the merger with Arbutus Inc. compared to $11.9 million in 2015. In Q2 2016, the Company incurred an acceleration of incremental non-cash compensation expense due to the expiration of repurchase rights triggered by the departure of two of the four Arbutus Inc. founders.

Impairment of Intangible Assets and Goodwill

For the year ended December 31, 2016, Arbutus recorded a total intangible asset impairment charge of $148.2 million (net of deferred taxes of $105.0 million) and a goodwill impairment charge of $138.1 million. The impairment charge on goodwill and intangible assets did not impact the Company’s liquidity, operating cash flows, or cash runway.

In 2Q16, Arbutus recorded an impairment charge of $91.5 million (net of deferred taxes of $64.8 million) on intangible assets for the discontinuance of the ARB-1598 program in the Immune Modulator drug class as well as a delay of the cccDNA Sterilizer program.  In 4Q16, Arbutus completed its annual impairment analysis and recorded a further impairment charge of $56.7 million (net of deferred taxes of $40.2 million) due to a change in management’s estimate of the cost of capital used in the Company’s valuation models to assess the carrying value of goodwill and intangible assets. The change in cost of capital reflects the sustained discrepancy between the Company’s market capitalization and the estimated fair value of its intangible assets. No other changes in assumptions were introduced in the valuation models and the fundamentals of the underlying development programs remain unchanged.

For the year ended December 31, 2015, Arbutus recorded an impairment charge of $22.8 million (net of deferred taxes of $16.2 million) based on the Company’s decision to discontinue the cyclophilin inhibitors program, OCB-030.

The goodwill impairment charge also results from the change in cost of capital estimate in the Company’s valuation models.   The remaining goodwill balance is due to the application of deferred taxes in the goodwill impairment calculation, following the complex requirements of the accounting standard in this area.

Other Income (Losses)

On January 1, 2016, the Company’s functional currency changed from the Canadian dollar to the U.S. dollar based on an analysis of changes in the primary economic environment in which Arbutus operate. The Company will continue to incur substantial expenses and hold cash and investment balances in Canadian dollars, and as such, will remain subject to risks associated with foreign currency fluctuations. For the year ended December 31, 2016, Arbutus recorded a foreign exchange gain of $1.1 million, which is primarily an unrealized gain related to an appreciation in the value of the Company’s Canadian dollar funds from the previous period, when translated to the Company’s functional currency of U.S. dollars. In 2015, Arbutus recorded a foreign exchange gain of $21.8 million due to the appreciation in value of U.S. dollar funds from the prior period.

On March 4, 2016, Monsanto exercised its option to acquire 100% of the outstanding shares of the Company’s wholly-owned subsidiary, Protiva Agricultural Development Company. The Company received an exercise fee of $1.0 million.

The aggregate decrease in fair value of the Company’s common share purchase warrants was $0.5 million in 2016 as compared to a decrease in the fair value of common share purchase warrants outstanding of $3.3 million in 2015. Generally, a decrease in the Company’s share price from the previous reporting date results in a decrease in the fair value of the Company’s warrant liability and vice versa.

For the period ended December 31, 2016, Arbutus performed an evaluation of the fair value of the contingent consideration using the probability weighted assessment of likelihood of milestone payments and determined the fair value of the contingent consideration has increased by $1.6 million to $9.1 million from $7.5 million as at December 31, 2015.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in millions)

	December 31, 2016	December 31, 2015

Cash and cash equivalents	$23.4	$166.8
Short-term investments	107.1	14.5
Accounts receivable	0.3	1.0
Other current assets	1.8	1.6
Restricted investment	12.6	-
Long-term investments	-	10.1
Property and equipment, net	6.9	3.2
Intangible assets	99.4	352.6
Goodwill	24.4	162.5
Total assets	$275.9	$712.3
Accounts payable and accrued liabilities	9.9	8.8
Total deferred revenue	-	1.1
Warrant liability	0.1	0.9
Liability-classified options	0.6	-
Loan payable	12.0	-
Contingent consideration	9.1	7.5
Deferred tax liability	41.2	146.3
Total stockholders’ equity	203.0	547.7
Total liabilities and stockholders’ equity	$275.9	$712.3

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (in millions)

	December 31, 2016	December 31, 2015

Total revenue	$1.5	$24.9
Operating expenses
Research, development, collaborations and contracts	61.3	51.5
General and administrative	39.4	26.4
Depreciation of property and equipment	1.1	0.6
Acquisition costs	-	9.7
Impairment of intangible assets	253.2	39.0
Impairment of goodwill	138.1	-
Loss from operations	(491.6)	(102.3)
Other income (losses)	2.5	25.0
Income tax benefit	105.0	16.2
Net loss	(384.1)	(61.1)
Cumulative translation adjustment	-	(27.5)
Comprehensive loss	(384.1)	(88.6)

UNAUDITED GAAP TO NON-GAAP RECONCILIATION: NET LOSS AND NET LOSS PER SHARE (in millions, except share amounts)

	December 31, 2016	December 31, 2015

GAAP net loss	$(384.1)	$(61.1)
Adjustments:
Compensation expense of expiring repurchase provision rights	32.0	16.7
Impairment on intangible assets	253.2	39.0
Impairment on goodwill	138.1
Income tax benefit	(105.0)	(16.2)
Non-GAAP net loss	(65.8)	(21.6)

GAAP basic and diluted net loss per common share	(7.24)	(1.34)
Non-GAAP basic and diluted net loss per common share	(1.24)	(0.48)

Use of Non-GAAP Financial Measures

The Company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP) on a basis consistent for all periods presented. In addition to the results reported in accordance with U.S. GAAP, the Company provides additional measures that are considered “non-GAAP” financial measures under applicable SEC rules. These non-GAAP financial measures should not be viewed in isolation or as a substitute for GAAP net loss and basic and diluted net loss per common share.

The company evaluates items on an individual basis, and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company’s ongoing business operations, and (iii) whether or not the Company expects it to occur as part of its normal business on a regular basis. In the year ended December 31, 2016, the Company’s non-GAAP net loss and non-GAAP net loss per common share excludes the compensation expense related to the expiration of repurchase provision rights connected with certain common shares issued as part of total consideration for the acquisition of Arbutus Inc., as well as the impairment of goodwill and intangible assets (net of tax benefit). The Company believes that the exclusion of these items provides management and investors with supplemental measures of performance that better reflect the underlying economics of the Company’s business. In addition, the Company believes the exclusion of these items is important in comparing current results with prior period results and understanding projected operating performance.

Conference Call Today

Arbutus will hold a conference call and webcast today, March 21, 2017, at 11:00 AM Pacific Time (2:00 PM Eastern Time) to provide a corporate update. A live webcast of the call can be accessed through the Investor section of Arbutus' website at www.arbutusbio.com. Or, alternatively, to access the conference call, please dial 1-914-495-8556 or 1-866-393-1607.

An archived webcast will be available on the Arbutus website after the event. Alternatively, you may access a replay of the conference call by calling 1-404-537-3406 or 1-855-859-2056 and referencing conference ID 91422751.

About Arbutus

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. Arbutus is headquartered in Vancouver, BC, and has facilities in Doylestown, PA. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about three HBV product candidates in clinical development by the end of 1Q17; continued productivity from our research effort; additional studies to explore the full potential of ARB-1467 and combining RNAi agents with standard of care in HBV patients; presenting data from ARB-1467 Phase II Cohort 3 at EASL; the availability of data on the ARB-1467 Phase II Cohort 4 in 2H17; the availability of data on the ARB-1740 Phase II MAD study in 2H17; receiving upfront and potential milestone payments of over $80 million plus royalties from Alexion; initiating a AB-423 (HBV capsid assembly inhibitor) healthy volunteer clinical study in 1Q17; presenting full data from ARB-1467 Phase II cohorts 1-3 in 1H17; Phase III results and potential royalties expected for Alnylam’s Patisiran in mid-2017; ARB-1467 Phase II Cohort 4 clinical study results in 2H17; ARB-1740 multi-dosing patient study results in 2H17; advancing the development of candidates to support future clinical combination studies; continuing to incur substantial expenses and hold cash and investment balances in Canadian dollars; remediating the identified material weakness in internal control over financial reporting in a timely manner; and discovering, developing and commercializing a cure for patients suffering from chronic HBV infection.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical and clinical trials, and the usefulness of the data; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; Arbutus may not receive anticipated milestone payments or royalties from Alexion; Arbutus may not be able to remediate the material weakness in internal control over financial reporting in a timely manner; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus' products; economic and market conditions may worsen; foreign currencies may fluctuate; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604-419-3200
Email: acutler@arbutusbio.com

Media
David Schull
Russo Partners
Phone: 858.717.2310
Email: david.schull@russopartnersllc.com